Cancer Genetics Announces Record Fourth Quarter and Full-Year 2014 Revenue

•	Fourth Quarter Revenues up 118 Percent Year over Year to $4 million

•	Full-Year 2014 Revenue Increase up 54 Percent over 2013 to $10.2 Million

•	Cancer Genetics to Host Conference Call Today, Thursday March 12th at 8:30 am Eastern Time / 5:30 am Pacific Time

RUTHERFORD, N.J., March 12, 2015 – Cancer Genetics, Inc. (Nasdaq: CGIX), an emerging leader in DNA-based cancer diagnostics, announced today financial and operating results for the fourth quarter and year-ended December 31, 2014.

Financial results and highlights for the fourth quarter, ended December 31, 2014, and full year 2014, include:

•	Fourth quarter 2014 revenues were $4.0 million, a 118% increase over fourth quarter 2013 revenues of $1.9 million, and 25% sequential growth over $3.2 million in the third quarter of 2013.

•	Revenue from Biopharma services revenue grew 280% year-over-year during the fourth quarter while revenue from Clinical services increased 24% year-over-year for the same quarter.

•	Full year 2014 revenues were $10.2 million, a 54% increase over 2013 revenue.

•	2014 revenue from Biopharma services increased 112% to over $5.6 million during the full year while revenue from Clinical services increased 21% to over $4.4 million during the same period.

•	Total cash was $31.9 million at the year-end of 2014 with unrestricted cash at $25.6 million.

•	Signed contracts in Biopharma services increased significantly to over $25 million for year-end 2014.

“Our business is gaining strong momentum across all key customer categories,” said Panna Sharma, president and chief executive officer of Cancer Genetics. “Our recent acquisitions are contributing significantly to our revenue growth, and to our differentiated global capabilities in oncology diagnostics and genomics. We expect continued positive impact from these strategic initiatives in 2015 and beyond. The ability to serve clients from bench to bedside across multiple geographies as the oncology diagnostics partner of choice is driving significant demand for our services, especially among biotechnology and pharmaceutical companies. Both biopharma companies and leading clinical centers are demanding biomarker guided clinical decision making and patient management.”

“2014 was a tremendous year for CGI on many fronts, highlighted by numerous advancements in innovation, and execution,” said Panna Sharma. “We made significant progress in expanding access to the Company’s tests and services globally, generating adoption among leading companies and clinicians in cancer care and treatment,” continued Mr. Sharma. “As we look into 2015 and beyond, we expect expanded revenue growth, more rapid test adoption and the achievement of a number of significant milestones and market-defining partnerships that will continue to drive growth.

“The upcoming launch of our groundbreaking genomic panel in multiple myeloma from our joint venture with the Mayo Clinic, Oncospire™, is further evidence of our commitment to innovation and ability to execute targeted improvements in oncology patient care,” continued Mr. Sharma. “We are also excited about the progress in the further development of our strategic and marketing initiatives of our unique product for cervical cancer diagnosis and management, FHACT®, which has the potential to significantly improve cervical cancer detection while reducing invasive procedures and costs.”

2014 and Recent Corporate Highlights

•	Completed two key acquisitions that will drive both revenue growth and innovation

◦	BioServe Biotechnologies (India) Pvt. Ltd., a premier genomic services provider serving both the research and clinical markets in India based in Hyderabad, India

◦
Gentris Corporation, a global provider of clinical pharmacogenomics solutions, next-generation sequencing, and biomarker testing for the global pharmaceutical and biotechnology industry based in Research Triangle Park, North Carolina

•	Launched several new and unique oncology tests focused on improved patient management
o Focus::CLLTM, a targeted next-generation sequencing (NGS) based panel for Chronic
Lymphocytic Leukemia, which was subsequently selected for use in global clinical trial by a leading biotechnology company

o	Updated our proprietary algorithm for risk stratification and outcome prediction for CLL and SLL patients providing greater clarity of risk and improved patient management

o	Expanded our unique genomic tests into additional B-Cell cancers, Follicular Lymphoma and Mantle Cell Lymphoma

•
Initiated groundbreaking research collaborations with Columbia University, Beth Israel Deaconess Medical Center and Keck School of Medicine at USC to identify genomic signatures, biomarkers and novel treatments in hematologic malignancies.

◦	Collaboration and development focused on myelodysplatic syndrome (MDS) and acute myeloid leukemia (AML), with Columbia University

◦	Collaboration focused on validation and discovery of genomic biomarkers in patients with diffuse large B-cell lymphoma (DLBCL) with Beth Israel Deaconess and Keck School of Medicine at USC.

•	Digitally enabled our ExpandDx™ service, which is a collaborative testing program for community hospitals and clinical laboratories that contributed to our 24% annual growth in Clinical services.

•	Continued expansion of service contracts with leading biotechnology and pharmaceutical companies

o	The Company was selected during January to power molecular and biomarker testing for six clinical trials with leading biotechnology companies focused on hematological cancers

o	We also experienced significant expansion of Biopharma service pipeline and opportunities as a result of the acquisition synergies

•	Received CE Mark approval in Europe and secured two key patents for FHACT.

•	Strengthened core management team with addition of key personnel in clinical reimbursement, revenue cycle management and biopharma operations.

Fourth quarter revenues were $4.0 million, a 118% increase compared to the fourth quarter of 2013, and a 25% increase over the third quarter. This growth was driven by strong market demand across all customer categories. The Clinical services business, which provides oncology testing for clinicians, cancer centers, and hospitals. This category grew 24% over the fourth quarter of 2013. Revenue from the Company’s Biopharma services business, which includes our acquisition of Gentris, provides genomic, molecular and biomarker based testing for biotech and pharmaceutical customers, was up 280%, as compared to the prior year fourth quarter.

Revenue for the full-year increased 54%, to $10.2 million, primarily due to the acquisitions of Gentris and BioServe. The Company’s average revenue (excluding grant revenue and probe revenue) per test decreased to $550 per test for the year ended December 31, 2014 from $566 per test for the year ended December 31, 2013, principally due to a decrease in the average revenue per test from private insurance carriers and other non-Medicare payors.

Revenue from Biopharma services increased 112%, or $3.0 million, to $5.6 million, for the year ended December 31, 2014, from $2.7 million for the year ended December 31, 2013, principally due to the acquisition of Gentris. Revenue from Clinical services customers increased 21%, or $770,000, to $4.4 million for the year ended December 31, 2014, from $3.7 million for the year ended December 31, 2013, primarily due to an increase in test volume. This increase in volume was partially offset by a decrease in average revenue per test from private insurance carriers and other non-Medicare payors. Revenue from Discovery services, a recently launched service line focused on the technology and discovery needs of research organizations in public and private companies increased $161,000 for the year ended December 31, 2014, representing approximately 2% of total revenue.

Earnings on an adjusted basis (Adjusted earnings) during the fourth quarter was ($4.7) million, or ($0.49) per diluted share. Adjusted earnings, which is a non-GAAP measure, excludes one-time expenses related to our M&A activity. For the full year 2014, adjusted earning was ($16.2) million, or ($1.71) per diluted share. Net loss for the quarter was ($5.2) million, or ($0.55) per diluted share, compared to a net loss of ($2.5) million, or ($0.37) per diluted share in the fourth quarter of 2013. Net loss for the year was ($16.6) million, or ($1.80) per diluted share, compared to ($12.4) million, or ($3.64) per diluted share in 2013.

Total cash at year-end was $31.9 million and includes the amount restricted for the Company’s loan facility with Wells Fargo. The Company had unrestricted cash and cash equivalents of $25.6 million as of December 31, 2014.

The company will also be making slides available that provide an overview of the results and discussion points; they will be available at http://ir.cancergenetics.com/presentations

Conference Call & Webcast

Thursday, March 12, 2015 at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time
Domestic:            877-407-4018
International:            201-689-8471
Conference ID:            13601913
Webcast:            http://public.viavid.com/player/index.php?id=113220

Replays -- Available through March 26, 2015
Domestic:            877-870-5176
International:            858-384-5517
Conference ID:            13601913

About Cancer Genetics, Inc.
Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference labs are focused entirely on maintaining clinical excellence and are both CLIA certified and CAP accredited in the US and have the appropriate licensure from several states including New York State.

We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute.

For more information, please visit or follow us:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

About Non-GAAP Financial Measures

While there are no non-GAAP adjustments to the three months and full year ended December 31, 2013, we are including the following non-GAAP financial measures the three months and for the year ended December 31, 2014 to supplement our consolidated financial statements: non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, one-time expenses related to our M&A activity. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both they are provided to and used by investors and the financial community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the three months and full year ended December 3, 2014 is included at the end of this release.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that the transaction will not close or, if it closes, will not realize the currently anticipated benefits, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Company's Forms 10-K for the year ended December 31, 2013 and 10-Q for the quarter ended September 30, 2014 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

CONTACTS
Investor Relations                Media Relations

Andrew McDonald Ph.D.            Paul Kuntz
Life Science Advisors LLC            RedChip Companies, Inc.
646-597-6987                    800-733-2447, ext. 105
paul@redchip.com

CANCER GENETICS, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	Years Ended December 31,
	2014	2013	2012
Revenue	$10,199,387	$6,609,957	$4,301,563
Cost of revenues	8,453,671	4,924,626	3,928,993
Gross profit	1,745,716	1,685,331	372,570
Operating expenses:
Research and development	4,622,526	2,190,204	2,111,947
General and administrative	12,368,739	6,115,035	4,502,424
Sales and marketing	3,963,537	1,841,675	1,398,786
Total operating expenses	20,954,802	10,146,914	8,013,157
Loss from operations	(19,209,086)	(8,461,583)	(7,640,587)
Other income (expense):
Interest expense	(472,820)	(2,387,733)	(4,701,028)
Interest income	73,802	29,693	—
Change in fair value of warrant liability	417,000	4,633,000	7,538,000
Change in investors consideration	198,000	—	—
Loss on debt and warrant restructuring	—	—	(1,862,012)
Debt conversion costs	—	(6,849,830)	—
Total other income (expense)	215,982	(4,574,870)	974,960
Loss before income taxes	(18,993,104)	(13,036,453)	(6,665,627)
Income tax (benefit) provision	(2,350,185)	(663,900)	—
Net loss	$(16,642,919)	$(12,372,553)	$(6,665,627)
Basic net loss per share	$(1.76)	$(2.65)	$(4.97)
Diluted net loss per share	$(1.80)	$(3.64)	$(10.55)
Basic Weighted Average Shares Outstanding	9,449,189	4,665,316	1,342,174
Diluted Weighted Average Shares Outstanding	9,461,663	4,675,974	1,346,161

CANCER GENETICS, INC. AND SUBSIDIARY
Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,554,064	$49,459,564
Accounts receivable, net of allowance for doubtful accounts of 2014 $251,176; 2013 $36,000	5,028,620	1,567,039
Other current assets	1,191,214	864,616
Total current assets	31,773,898	51,891,219
FIXED ASSETS, net of accumulated depreciation	4,446,593	1,264,624
OTHER ASSETS
Security deposits	1,564	1,564
Restricted cash	6,300,000	300,000
Loan guarantee and financing fees, net of accumulated amortization of 2014 $0; 2013 $517,500	—	310,500
Patents	502,767	401,709
Investment in joint venture	1,047,744	987,657
Other investments	38,429	—
Goodwill	2,994,135	—
Total other assets	10,884,639	2,001,430
Total Assets	$47,105,130	$55,157,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,762,567	$2,346,240
Obligations under capital leases, current portion	58,950	51,400
Deferred revenue	544,446	199,560
Notes payable, current portion	—	22,298
Line of credit	—	6,000,000
Total current liabilities	4,365,963	8,619,498
Obligations under capital leases	300,385	309,777
Deferred rent payable	347,840	170,789
Line of credit	6,000,000	—
Warrant liability	52,000	594,000
Other long term liabilities	560,341	—
Deferred revenue, long-term	924,850	—
Total liabilities	12,551,379	9,694,064
STOCKHOLDERS’ EQUITY
Common stock, authorized 100,000,000 and 24,000,000 shares, respectively, $0.0001 par value, 9,821,169 and 9,275,384 shares issued and outstanding as of December 31, 2014 and 2013, respectively	982	927
Additional paid-in capital	112,520,268	106,786,862
Treasury stock	—	—
Accumulated (deficit)	(77,967,499)	(61,324,580)
Total Stockholders’ Equity	34,553,751	45,463,209
Total Liabilities and Stockholders’ Equity	$47,105,130	$55,157,273

Reconciliation of Non-GAAP EPS to GAAP EPS

	Three Months Ended December 31		Twelve Months Ended December 31
	2014	2013	2014	2013
Net (loss) for diluted earnings per share – GAAP Basis	$(5,266,261)	$(3,061,389)	$(17,059,919)	$17,005,553)
Accelerated stock compensation due to acquisitions	451,757	-	451,757	-
Finders, legal and accounting fees	110,000	-	390,872
Revised fully diluted loss excluding acquisition expenses	(4,704,504)	(3,061,389)	(16,217,291)	(17,005,553)
Weighted average fully diluted common shares outstanding	9,541,586	8,300,242	9,461,663	4,675,974
Diluted net loss per share excluding acquisition expenses	$(0.490)	$(0.370)	$(1.710)	$(3.640)
Diluted net loss per share – GAAP basis	$(0.550)	$ 90.37)	$(1.800)	$(3.640)